Exhibit 99.1

From:	Griffin Land & Nurseries
Bloomfield, CT 06002
Timothy S. Hollister, Esq.
Shipman & Goodwin LLP
860-251-5601

For immediate release

Statement from Griffin Land & Nurseries

Griffin Land & Nurseries, Inc. and a subsidiary (collectively “Griffin”) on November 13th filed an amended application with the Conservation Commission/Inland Wetlands and Watercourses Agency of the Town of Simsbury for an inland wetlands permit to conduct certain regulated activities in connection with a revised Griffin land use proposal for a planned community to be called “Meadowood.”

Timothy S. Hollister, Esq., of Shipman & Goodwin of Hartford, CT, attorney for Griffin said: “Griffin’s revised application now seeks permits for only three regulated activities within the Commission’s jurisdiction and seeks to comply with performing those activities in a manner consistent with the Commission’s past views.”

Why Griffin revised its wetlands filing

Mr. Hollister said two events had prompted Griffin to file an amended site development plan: “The first was the December 2002 Superior Court orders to the Zoning Commission and Planning Commission to approve Griffin’s zoning and subdivision applications, with conditions stating that the site remediation plan should remediate the site to conform to Connecticut’s Remediation Standard Regulations and the site should conform with the resolution of the wetlands permit and sewage disposal issues,” Mr. Hollister noted.

“The second was the recent decision of the Connecticut Supreme Court in Avalon Bay Communities v. Wilton Inland Wetlands and Watercourses Commission which held that wetlands commissions do not have jurisdiction to regulate wildlife in uplands, invalidating a portion of this Commission’s July 2000 denial resolution.”

Application filed with rights reserved

Mr. Hollister cautioned that “Griffin’s amended submission to the Conservation Commission is made with a full reservation of Griffin’s rights with respect to the July 2000 site development plan which is currently pending before the Connecticut Supreme Court; this submission is not a withdrawal or modification of that plan or any position taken in the court case.  This plan is submitted in the alternative in an effort to resolve the wetlands portion of the Meadowood plan, and in partial compliance with Judge Shortall’s December 27, 2002 decisions and orders.”

Under the revised filing, Griffin is applying for permitting for three remaining regulated activities: one, upon authorization, Griffin proposes to either to fence off or, as previously requested by the Commission, to remove and replace soil in the “Hoskins 7” area; two, to construct a new sewer line within Firetown Road, in the vicinity of  “Wetland 9”; and three, a revision to storm drainage in Holcomb Street that is consistent with the prior application, and not objected to in the past.

Highlights of Griffin’s amended application:

•The overall proposed density has been reduced from 314 to 298 homes in the areas currently proposed for development.

•The area in the northeast central portion of the site (labeled Area C2 on the May 2000 plan) is now reserved for future development.

•An additional 2.4 acres of open space has been added to the plan.

•The 55 homes on subdivided lots proposed to be served by septic systems have been removed from the Town’s sewer service area.

•All walkways and trails have been relocated out of the upland review areas.

•All discharges from stormwater detention basins have been relocated outside the upland review area.

•Several detention basins have been eliminated.

•No wetlands crossings are currently proposed.

•The improvements to Firetown Road in the vicinity of Wetland 9 have been reduced to sewer line installation only.

Said Hollister, “Griffin’s amended application should be received at the Commission’s meeting on Tuesday, November 18th.”

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved.  The projected information disclosed herein is based upon assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.